UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):                                                                                     May 23, 2014

USA TRUCK, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-19858	71-0556971
(Commission File Number)	(I.R.S. Employer Identification No.)

3200 Industrial Park Road
Van Buren, Arkansas	72956
(Address of Principal Executive Offices)	(Zip Code)

(479) 471-2500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

    Pursuant to the Cooperation Agreement (the “Cooperation Agreement”) dated May 22, 2014, among USA Truck, Inc., a Delaware corporation (the “Company”), Baker Street Capital, LLC and certain affiliates and Stone House Capital Management, LLC and certain affiliates, the terms of which are described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 23, 2014, the Company expanded its Board of Directors (the “Board”).  Effective May 29, 2014, and upon the recommendation of the Nominating and Corporate Governance Committee of the Board, the Company appointed Mr. Vadim Perelman and Mr. Thomas Glaser as Class II directors with terms expiring at the Company’s 2015 annual meeting of stockholders.  Mr. Perelman has been appointed to the Executive Compensation Committee and the Nominating and Corporate Governance Committee of the Board.  Mr. Glaser has not been appointed to serve on any committees of the Board.  Mr. Glaser served as a consultant to the Company during 2012 and as interim Chief Operating Officer of the Company from January 2013 to June 2013, for which he was compensated a total of approximately $202,000 during the Company’s last two fiscal years ended December 31, 2013.  There are no transactions involving Mr. Perelman requiring disclosure under Item 404(a) of Regulation S-K.

    Prior to the appointment of Messrs. Perelman and Glaser to the Board, as contemplated by the Cooperation Agreement, and to ensure the equitable distribution of directors among the classes of the Board, two of the Company’s former Class II directors, Mr. Richard Beauchamp and Mr. John Simone tendered their resignations to the Board.  The Board accepted the resignations of Messrs. Beauchamp and Simone and effective immediately thereafter, voted to reappoint Messrs. Beauchamp and Simone as Class III and Class I directors, respectively, with terms expiring at the Company’s 2016 annual meeting of stockholders and the Company’s 2017 annual meeting of stockholders, respectively.  Mr. Beauchamp will continue his roles on the Executive Compensation and Audit Committees of the Board, but will no longer serve as a member of the Nominating and Corporate Governance Committee of the Board.

    Effective May 29, 2014, and upon the recommendation of the Nominating and Corporate Governance Committee of the Board, the Company appointed Mr. Alexander Greene to the Board.  Mr. Greene will serve as a Class III director, with a term expiring at the Company’s 2016 annual meeting of stockholders.  Mr. Greene has been appointed to the Nominating and Corporate Governance Committee of the Board.  There are no transactions involving Mr. Greene requiring disclosure under Item 404(a) of Regulation S-K.

Item 5.07	Submission of Matters to a Vote of Security Holders

    On May 23, 2014, our Annual Meeting of Stockholders (the "Annual Meeting") was held.  The following are the proposals voted upon at the Annual Meeting and the final results on the votes of such proposals.  The proposals are described in detail in our proxy statement filed with the Securities and Exchange Commission on April 25, 2014.

    Proposal 1.  Election of Directors

    The Board of Directors nominated two nominees to stand for election at the 2014 Annual Meeting and each of the nominees was elected to serve a term expiring at the 2017 Annual Meeting.

	Votes	Votes	Broker
Nominee	For	Withheld	Non-votes
William H. Hanna	6,270,553	2,626,901	--
James D. Simpson, III	6,216,837	2,680,617	--

    Proposal 2.  Advisory approval of the Company’s Executive Compensation

    At the Annual Meeting, our stockholders voted on an advisory, non-binding basis with respect to the compensation of our Named Executive Officers.

Votes	Votes		Broker
For	Against	Abstentions	Non-votes
6,875,681	702,738	1,319,035	--

    Proposal 3.  Approval of the USA Truck, Inc. 2014 Omnibus Incentive Plan

    At the Annual Meeting, our stockholders voted on the USA Truck, Inc. 2014 Omnibus Incentive Plan as described in the proxy statement relating to the Annual Meeting.

Votes	Votes		Broker
For	Against	Abstentions	Non-votes
6,868,780	716,861	1,311,813	--

Item 9.01                      Financial Statements and Exhibits

(d) Exhibits

    99.1 Press release of USA Truck, Inc., dated May 30, 2014.

    The information contained in Item 9.01 of this report and the exhibit hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”), or otherwise subject to the liabilities of Section 18 of the Exchange Act, or incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The information set forth herein, or in the exhibits, shall not be deemed an admission as to the materiality of any information herein or in the exhibits hereto that is required to be disclosed to satisfy the requirements of Regulation FD.

    The information in Item 9.01 of this report and the exhibit thereto may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Such statements are made based on the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual results or events may differ from those anticipated by forward-looking statements. Please refer to the paragraph containing cautionary forward-looking language contained in various disclosures by the Company in its news releases, stockholder reports, and filings with the Securities and Exchange Commission for information concerning risks, uncertainties, and other factors that may affect future results.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USA Truck, Inc.
(Registrant)

Date:	May 30, 2014	/s/ Clifton R. Beckham
Clifton R. Beckham
Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Exhibit
99.1	Press release of USA Truck, Inc., dated May 30, 2014